UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 29, 2016 (February 26, 2016)

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 29, 2016, II-VI Incorporated (the “Company”) issued a press release announcing that it had signed an amendment (the “Second Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 15, 2016 and amended on February 1, 2016, between the Company, Regulus Acquisition Sub, Inc. (“Purchaser”), and ANADIGICS, Inc. (“Anadigics”). Pursuant to the Merger Agreement, Purchaser has commenced a tender offer for all outstanding common stock of Anadigics. Under the Second Amendment, the Company increased the price offered in the tender offer from $0.66 to $0.85 per share in cash, without interest, for an aggregate merger consideration of approximately $78.2 million. In addition, the tender offer, previously scheduled to expire at 11:59 P.M. (New York City time) on March 1, 2016, has been extended until 11:59 P.M. (New York City time) on March 11, 2016, unless further extended.

Under the Second Amendment, the Company, Purchaser and Anadigics have agreed to extend the End Date under the Merger Agreement from April 14, 2016 to May 26, 2016. The parties have also agreed to increase the termination fee payable to the Company under the Merger Agreement (the “Termination Fee”) from $1.2 million to the sum of $1.2 million plus the Company’s expenses incurred in connection with the transaction (up to an aggregate maximum of $1.4 million of expenses). If the Agreement is terminated, the Company would also be entitled to receive the $1.2 million termination fee it paid to GaAs Labs on Anadigics’s behalf pursuant to Anadigics’s merger agreement with GaAs Labs, except if the Agreement is terminated based on a breach by the Company or the failure to obtain a regulatory approval related to the transaction.

The Company has also agreed to make available to Anadigics a line of credit in the maximum amount of $10.0 million, pursuant to a Loan Agreement, dated February 26, 2016, between the Company and Anadigics. The initial advance under the Loan Agreement will be in the amount of $3.5 million and is expected to be made on or about February 29, 2016. Each subsequent advance may be in a maximum amount of $1.5 million. Following the initial $3.5 million advance, Anadigics may request an additional advance on or after the 45th day following the date of the Loan Agreement, and further additional advances may be requested no less than 30 days following the date of the prior advance. In general, advances made by the Company to Anadigics under the Loan Agreement must be repaid upon the closing of the Merger or an earlier termination of the Merger Agreement that results in payment of the Termination Fee, or, if no such closing or termination occurs, on February 26, 2017.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: February 29, 2016	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 29, 2016.